                                 AMENDED AND RESTATED

                          SERVICE PLAN AND AGREEMENT

                                     with

                      OppenheimerFunds Distributor, Inc.

                            For Class A Shares of

                            Oppenheimer Global Fund

This Amended and Restated  SERVICE PLAN AND AGREEMENT  (the "Plan") is dated as of the
 15th day of April,  2004,  by and between  Oppenheimer  Global Fund (the  "Fund") and
OppenheimerFunds Distributor, Inc. (the "Distributor").

1.    The Plan.  This Plan is the Fund's  written  service plan for its Class A Shares
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described  in the  Fund's  registration  statement  as of the  date  this  Plan  takes effect,  contemplated  by and to comply  with Rule  2830 of the  Conduct  Rules of the
National  Association  of Securities  Dealers,  Inc.,  pursuant to which the Fund will reimburse the  Distributor  for a portion of its costs incurred in connection with the personal  service and  maintenance  of  shareholder  accounts  ("Accounts")  that hold
Class A Shares  (the  "Shares")  of the  Fund.  The Fund may be deemed to be acting as distributor  of  securities  of which it is the  issuer,  pursuant to Rule 12b-1 under the  Investment  Company Act of 1940 (the "1940 Act"),  according to the terms of this
Plan.  The  Distributor  is  authorized  under  the  Plan  to  pay   "Recipients,"  as
hereinafter  defined,  for  rendering  services and for the  maintenance  of Accounts.
Such  Recipients  are intended to have  certain  rights as  third-party  beneficiaries under this Plan.

2.    Definitions.  As  used  in  this  Plan,  the  following  terms  shall  have  the
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following meanings:

      (a)   "Recipient"  shall  mean any  broker,  dealer,  bank or other  institution which:  (i) has rendered  services in connection  with the personal  service and maintenance of Accounts;  (ii) shall furnish the  Distributor  (on behalf of the
      Fund) with such  information  as the  Distributor  shall  reasonably  request to answer such questions as may arise  concerning such service;  and (iii) has been
      selected   by  the   Distributor   to   receive   payments   under   the   Plan.
      Notwithstanding  the foregoing,  a majority of the Fund's Board of Trustees (the
      "Board") who are not  "interested  persons" (as defined in the 1940 Act) and who have no direct or indirect  financial  interest in the operation of this Plan or in any  agreements  relating  to this  Plan  (the  "Independent  Trustees")  may remove any broker,  dealer, bank or other institution as a Recipient,  whereupon such entity's rights as a third-party beneficiary hereof shall terminate.

      (b)   "Qualified  Holdings"  shall mean, as to any  Recipient,  all Shares owned beneficially  or of record by: (i) such  Recipient,  or (ii) such  brokerage  or other  customers,  or  investment  advisory or other  clients of such  Recipient and/or  accounts as to which such  Recipient  is a  fiduciary  or  custodian  or co-fiduciary or co-custodian  (collectively,  the "Customers"),  but in no event shall any such Shares be deemed  owned by more than one  Recipient  for purposes of this  Plan.  In the  event  that two  entities  would  otherwise  qualify  as
      Recipients as to the same Shares,  the  Recipient  which is the dealer of record on the  Fund's  books  shall be  deemed  the  Recipient  as to such  Shares  for purposes of this Plan.

3.    Payments.
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      (a)   Under the Plan,  the Fund will make  payments to the  Distributor,  within forty-five (45) days of the end of each calendar  quarter,  in the amount of the lesser  of: (i) 0.25% on an annual  basis of the  average  during  the  calendar quarter of the  aggregate  net asset  value of the  Shares,  computed  as of the close of each  business day, or (ii) the  Distributor's  actual  expenses  under the Plan for that  quarter of the type  approved  by the Board.  Notwithstanding the foregoing,  the Fund will not make payments to the  Distributor in excess of the amount the Distributor  pays to Recipients.  The  Distributor  will use such fee received  from the Fund in its entirety to reimburse  itself for payments to
      Recipients  and for its other  expenditures  and costs of the type  approved  by the Board incurred in connection  with the personal  service and  maintenance of
      Accounts  including,   but  not  limited  to,  the  services  described  in  the
      following   paragraph.   The   Distributor   may  make  Plan   payments  to  any
      "affiliated  person"  (as  defined in the 1940 Act) of the  Distributor  if such affiliated person qualifies as a Recipient.

            The  services  to  be  rendered  by  the  Distributor  and  Recipients  in connection  with the  personal  service  and the  maintenance  of  Accounts  may include,  but  shall  not  be  limited  to,  the  following:  answering  routine inquiries from the  Recipient's  customers  concerning the Fund,  providing such customers  with  information  on their  investment  in Shares,  assisting in the establishment  and maintenance of accounts or  sub-accounts in the Fund,  making the  Fund's  investment  plans  and  dividend  payment  options  available,  and
      providing  such  other   information  and  customer  liaison  services  and  the
      maintenance  of  Accounts  as  the   Distributor  or  the  Fund  may  reasonably
      request.  It may be presumed that a Recipient has provided  services  qualifying for  compensation  under  the Plan if it has  Qualified  Holdings  of  Shares to
      entitle  it  to  payments   under  the  Plan.  In  the  event  that  either  the
      Distributor  or the Board  should have reason to believe  that,  notwithstanding the level of Qualified  Holdings,  a Recipient may not be rendering  appropriate services,  then the Distributor,  at the request of the Board, shall require the
      Recipient to provide a written  report or other  information to verify that said
      Recipient  is   providing   appropriate   services  in  this   regard.   If  the
      Distributor  still is not satisfied,  it may take appropriate steps to terminate the  Recipient's  status as such under the Plan,  whereupon such entity's rights as a third-party beneficiary hereunder shall terminate.

            Payments  received  by the  Distributor  from the Fund under the Plan will not be used to pay any interest  expense,  carrying  charges or other  financial costs,  or allocation of overhead by the  Distributor,  or for any other purpose other than for the  payments  described  in this  Section 3. The amount  payable
      to  the   Distributor   each   quarter  will  be  reduced  to  the  extent  that
      reimbursement  payments  otherwise  permissible  under  the  Plan  have not been authorized by the Board for that quarter.  Any  unreimbursed  expenses  incurred for any quarter by the Distributor may not be recovered in later periods.

(b)   The  Distributor  shall  make  payments  to  any  Recipient  quarterly,   within
      forty-five  (45)  days of the end of each  calendar  quarter,  at a rate  not to exceed  0.25% on an annual basis of the average  during the calendar  quarter of the  aggregate  net asset  value of the Shares  computed as of the close of each business  day, of  Qualified  Holdings  owned  beneficially  or of record by the
      Recipient or by its  Customers.  However,  no such payments shall be made to any
      Recipient for any such quarter in which its  Qualified  Holdings do not equal or exceed,  at the end of such  quarter,  the minimum  amount  ("Minimum  Qualified
      Holdings"),  if  any,  to be  set  from  time  to  time  by a  majority  of  the
      Independent Trustees.

            Alternatively,   the  Distributor  may,  at  its  sole  option,  make  the
      following  service fee payments to any Recipient  quarterly,  within  forty-five
      (45)  days  of the  end of each  calendar  quarter:  (A)  "Advance  Service  Fee
      Payments"  at a rate not to exceed  0.25% of the  average  during  the  calendar quarter of the  aggregate  net asset  value of Shares,  computed as of the close of business on the day such Shares are sold,  constituting  Qualified  Holdings, sold by the Recipient  during that quarter and owned  beneficially  or of record by the  Recipient or by its  Customers,  plus (B) service fee payments at a rate not to exceed  0.25% on an  annual  basis of the  average  during  the  calendar quarter of the  aggregate  net asset  value of Shares,  computed as of the close of each business day,  constituting  Qualified Holdings owned beneficially or of record by the  Recipient or by its  Customers  for a period of more than one (1)
      year.  At the  Distributor's  sole option,  Advance  Service Fee Payments may be made  more  often  than  quarterly,  and  sooner  than  the end of the  calendar quarter.  In the event  Shares  are  redeemed  less than one year after the date such  Shares  were  sold,  the  Recipient  is  obligated  to and will  repay the
      Distributor  on demand a pro rata portion of such Advance  Service Fee Payments, based on the ratio of the time such Shares were held to one (1) year.

            A majority  of the  Independent  Trustees  may at any time or from time to time increase or decrease and  thereafter  adjust the rate of fees to be paid to the  Distributor  or to any  Recipient,  but not to  exceed  the rate set  forth above,  and/or  increase or decrease the number of shares  constituting  Minimum
      Qualified  Holdings.   The  Distributor  shall  notify  all  Recipients  of  the
      Minimum  Qualified  Holdings and the rate of payments  hereunder  applicable  to
      Recipients,  and shall provide each  Recipient with written notice within thirty
      (30) days after any change in these  provisions.  Inclusion  of such  provisions
      or  a  change  in  such  provisions  in  a  revised  current   prospectus  shall
      constitute sufficient notice.

      (c)   Under   the   Plan,   payments   may  be  made  to   Recipients:   (i)  by
      OppenheimerFunds,  Inc.  ("OFI")  from  its own  resources  (which  may  include profits  derived from the advisory  fee it receives  from the Fund),  or (ii) by the Distributor (a subsidiary of OFI), from its own resources.

4.    Selection  and  Nomination  of  Trustees.  While  this  Plan is in  effect,  the
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selection or replacement  of Independent  Trustees and the nomination of those persons to be  Trustees  of the Fund who are not  "interested  persons"  of the Fund  shall be committed  to the  discretion  of  the  Independent  Trustees.  Nothing  herein  shall prevent the  Independent  Trustees from  soliciting  the views or the  involvement  of others in such  selection or  nomination if the final  decision on any such  selection and nomination is approved by a majority of the incumbent Independent Trustees.

5.    Reports.  While  this  Plan  is in  effect,  the  Treasurer  of the  Fund  shall
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provide  at least  quarterly  a written  report to the  Fund's  Board for its  review, detailing  the  aggregate  amount  of  payments  made  pursuant  to this  Plan and the purposes  for which the  payments  were  made.  The report  shall  state  whether  all provisions of Section 3 of this Plan have been complied  with. The  Distributor  shall annually  certify to the Board the  amount of its total  expenses  incurred  that year with respect to the personal  service and maintenance of Accounts in conjunction  with the Board's annual review of the continuation of the Plan.

6.    Related  Agreements.  Any  agreement  related  to this Plan  shall be in writing
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and shall provide  that:  (i) such  agreement  may be terminated at any time,  without payment of any  penalty,  by vote of a majority  of the  Independent  Trustees or by a vote of the  holders  of a  "majority"  (as  defined  in the 1940  Act) of the  Fund's outstanding  voting  securities  of the Class,  on not more than  sixty  days  written notice to any other party to the agreement;  (ii) such agreement  shall  automatically terminate  in the event of its  "assignment"  (as  defined in the 1940 Act);  (iii) it shall  go into  effect  when  approved  by a vote  of the  Board  and its  Independent
Trustees  cast in  person  at a  meeting  called  for the  purpose  of  voting on such agreement;  and (iv) it shall,  unless  terminated  as herein  provided,  continue  in effect from year to year only so long as such  continuance  is  specifically  approved at least  annually  by the  Board  and its  Independent  Trustees  cast in person at a meeting called for the purpose of voting on such continuance.

7.    Effectiveness,  Continuation,  Termination  and  Amendment.  This  Plan has been
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approved by a vote of the  Independent  Trustees cast in person at a meeting called on
April  15,  2004  for the  purpose  of  voting  on this  Plan.  Unless  terminated  as hereinafter  provided,  it shall  continue  in effect  until  renewed  by the Board in accordance  with the Rule and thereafter  from year to year thereafter or as the Board may otherwise  determine only so long as such continuance is specifically  approved at least annually by the Board and its  Independent  Trustees by a vote cast in person at a meeting  called  for the  purpose  of voting on such  continuance.  This Plan may be terminated  at any time by vote of a majority  of the  Independent  Trustees or by the vote of the  holders  of a  "majority"  (as  defined  in the 1940  Act) of the  Fund's outstanding  voting  securities  of Class A. This Plan may not be amended to  increase materially  the  amount  of  payments  to be  made  without  approval  of the  Class A
Shareholders,  in the manner  described  above,  and all material  amendments  must be approved by a vote of the Board and of the Independent Trustees.

8.    Disclaimer of Shareholder and Trustee  Liability.  The  Distributor  understands
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that the  obligations  of the Fund under this Plan are not binding upon any Trustee or shareholder of the Fund  personally,  but bind only the Fund and the Fund's  property.
The  Distributor  represents  that it has notice of the provisions of the  Declaration of  Trust  of the Fund  disclaiming  shareholder  and  Trustee  liability  for acts or obligations of the Fund.

                              Oppenheimer Global Fund

                              By:   /s/ Robert G. Zack
                                     Robert G. Zack, Secretary

                              OppenheimerFunds Distributor, Inc.

                                          By:   /s/ James Ruff
                                                James H. Ruff
                                                 President